Exhibit 10.2

                           CONVERTIBLE PROMISSORY NOTE


$5,000,000.00                  Houston, Texas                      March 5, 2007

     FOR VALUE RECEIVED and WITHOUT GRACE, in the installments hereinafter provided, the undersigned ("Maker") promises to pay to the order of WELLS FARGO ENERGY CAPITAL, INC. (""Payee") the sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), together with interest as set forth in that certain Credit Agreement dated of even date herewith between Maker and Payee (as may be amended from time to time, the "Credit Agreement").

     All payments of principal and interest are payable in lawful money of the United States of America to Payee at its offices at 1000 Louisiana, 9th Floor, Houston, Harris County, Texas as set forth in the Credit Agreement.

     Each advance by Payee to Maker and each payment of principal hereunder by Maker shall be reflected by a notation made by Payee on its records and the aggregate unpaid amount of advances reflected by said notations shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

     This Note is issued pursuant to the Credit Agreement, and reference is made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereon. Capitalized terms used but not defined herein shall have the same meanings as in the Credit Agreement.

     It is the intention of Maker and Payee to comply strictly with all applicable usury laws as in effect from time to time; and there is no intention to contract for, nor shall there ever be collected, charged or received on this Note, interest in excess of that which would accrue and be payable on the basis of the Highest Lawful Rate. To the extent that the interest rate Laws of the State of Texas are applicable to this Note, for purposes of Chapter 303 of the Texas Finance Code, as amended, Maker agrees that the maximum rate to be charged shall be the "weekly rate ceiling" as defined in said Chapter 303; provided that

Payee may also rely on alternative maximum rates of interest under other applicable laws, if greater.

     If under any circumstances the aggregate amounts paid on this Note include amounts which by Law are deemed interest and which would exceed the maximum non-usurious amount of interest which could lawfully have been collected on this Note, Maker stipulates that such payment and collection will have been and will be deemed to have been the result of mathematical error on the part of Maker and Payee or the holder of this Note, and the party receiving such excess payments shall promptly refund the amount of such excess (to the extent only of such interest payments above the maximum non-usurious amount which could lawfully have been collected and retained) upon discovery of such error by the party receiving such payment or notice thereof from the party making such payment.

     The principal indebtedness evidenced by this Note is payable on March 1, 2010. All interest accrued on the principal indebtedness shall be payable pursuant to the terms of the Credit Agreement, with the last payment thereof due on or before March 1, 2010. If any installment of interest provided for in the Credit Agreement is not paid when due, then Payee or the owner or holder hereof may, at its option, without notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity) or demand, declare this Note at once matured, due and payable in full, and in such case the entire amount of unpaid principal hereunder and accrued interest thereon shall immediately become due and payable.

     If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, Maker agrees to pay reasonable attorneys' fees and other costs of collection.

     Maker and any and all endorsers, guarantors and sureties severally waive notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity), demand, presentment for payment, protest and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and reextended from time to time without notice to them or any of them. Maker acknowledges and understands that under the Laws of the State of Texas, unless waived, Maker has the right to notice of Payee's intent to accelerate the indebtedness evidenced by this Note, the right to notice of the actual acceleration of the indebtedness evidenced by this Note, and the right to presentment of this Note by Payee's demand for payment. Maker acknowledges that it understands that it can waive these rights and by Maker's execution of this
Note it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment.

     Except as set forth in the Credit Agreement, Maker may not prepay the principal amounts evidenced by this Note.

     This Note is convertible into shares of the common stock of Maker in accordance with Section 2.15 of the Credit Agreement

     THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

                  Without being limited thereto or thereby, this Note is secured by the Security Documents more particularly described in the Credit Agreement.



                                                  CUBIC ENERGY, INC.

                                                   By:  /s/ Calvin A. Wallen III
                                                        ------------------------
                                                        Calvin A. Wallen III
                                                        President